UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 17, 2014

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FEDERAL HOME LOAN BANK OF INDIANAPOLIS
(EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
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Federally Chartered Corporation	000-51404	35-6001443
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8250 Woodfield Crossing Blvd.
Indianapolis IN 46240
(Address of Principal Executive Offices, including Zip Code)

(317) 465-0200
(Registrant's Telephone Number, Including Area Code)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
The Federal Home Loan Bank Act (“Bank Act”) requires the Director of the Federal Housing Finance Agency (“Finance Agency”) to determine annually the size of the Board of Directors of each Federal Home Loan Bank (“FHLBank”). Each FHLBank’s Board of Directors consists of member directors and independent directors that are elected by the FHLBank’s member institutions. Candidates for member directorships are nominated by the FHLBank's member institutions, while candidates for independent directorships are nominated and then slated by the FHLBank's Board of Directors. The Finance Agency determines the size of an FHLBank’s Board of Directors by (i) calculating the number of member directors based on the amount of FHLBank stock held by members in each state in that FHLBank’s district as of a record date (subject to certain limitations), then (ii) adding a sufficient number of independent directors so that independent directors constitute at least forty percent, but not a majority, of the entire Board of Directors.

On June 18, 2014, pursuant to the Bank Act and Finance Agency regulations, the Director of the Finance Agency (“Director”) issued an order regarding the annual director designations to the Federal Home Loan Bank of Indianapolis (“Bank”). The order indicates that the Bank will be required to reduce by one the number of independent directors on the Bank’s Board of Directors (the “Board”), effective as of January 1, 2015.

Two of the Bank’s eight current independent directors (Mr. Elliot A. Spoon and Mr. Larry A. Swank) have terms that expire on December 31, 2014, and normally both would be eligible for re-election. The Director’s designation, however, requires that only one independent director may be elected to the Board in the 2014 election for a term beginning January 1, 2015. Consequently, on July 17, 2014, the Board by majority vote determined that Mr. Swank would be the only incumbent considered as an independent director candidate for the upcoming 2014 election. As a result, Mr. Spoon will not be up for re-election to a new term once his current term expires on December 31, 2014. The effect of the Board’s slating determination will be to implement the Director’s designation that the Bank have only seven independent directors for 2015.

Mr. Swank currently serves as Vice Chair of the Board's Affordable Housing Committee, and is a member of the Finance Committee.

Mr. Spoon currently serves as Vice Chair of the Board’s Risk Oversight Committee, and is a member of the Executive/Governance Committee and the Audit Committee. Mr. Spoon is expected to continue serving as a director and in those specific capacities through December 31, 2014.

The Board and Bank management express their sincere appreciation to Mr. Spoon for his service as a director of the Bank since 2008.

Additional information concerning members of the Bank’s board of directors and the director election process may be found in our Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 21, 2014

FEDERAL HOME LOAN BANK OF INDIANAPOLIS

By:	/s/JONATHAN R. WEST
Jonathan R. West
Executive Vice President - Chief Operating Officer, Business Operations

By:	/s/DANIEL A. LANE
Daniel A. Lane
First Vice President - General Counsel